UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 22, 2015

W2007 GRACE ACQUISITION I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	26-1187149
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6011 Connection Drive Irving, TX		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 972-368-2200

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 22, 2015, W2007 Grace Acquisition I, Inc. (the Company) began mailing to holders of its 8.75% Series B Cumulative Preferred Stock and 9.00% Series C Cumulative Preferred Stock a copy of Amendment No. 2 to the Schedule 13E-3, filed with the Securities and Exchange Commission on October 7, 2015 (the Schedule 13E-3), in connection with the transactions contemplated by the Agreement and Plan of Merger by and among W2007 Grace II, LLC, W2007 Grace Acquisition II, Inc., and, solely for the purposes of certain payment obligations thereunder, PFD Holdings LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and W2007 Finance Sub, LLC. The cover letter, the Schedule 13E-3 and the proxy statement to which it relates are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are attached to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Cover letter, dated October 22, 2015.

99.2	Amendment No. 2 to the Schedule 13E-3 by the filing persons named therein, dated as of October 7, 2015 (incorporated by reference to Amendment No. 2 to the Schedule 13E-3 by the filing persons named therein, filed on October 7, 2015).

99.3	Proxy statement of W2007 Grace Acquisition I, Inc., dated as of May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: October 22, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay
	Title:	Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cover letter, dated October 22, 2015.

99.2	Amendment No. 2 to the Schedule 13E-3 by the filing persons named therein, dated as of October 7, 2015 (incorporated by reference to Amendment No. 2 to the Schedule 13E-3 by the filing persons named therein, filed on October 7, 2015).

99.3	Proxy statement of W2007 Grace Acquisition I, Inc., dated as of May 14, 2015.